Exhibit 10.30

Clarification of Rent under Lease Agreement

Term Sheet

This binding term sheet dated as of December 19, 2001 (the “Term Sheet”) sets forth the principal terms and conditions applicable to a clarification of the terms of Exhibit I to the Lease Agreement dated February 28, 2001 (the “Lease Agreement”), by and between SPACEHAB, INCORPORATED, (“Spacehab”) and ASTRIUM NA, INC. (“Astrium NA”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease Agreement.

Terms of Exhibit I	Exhibit I, Section 1, as attached to the Lease Agreement dated as of February 28, 2001, shall be deleted in its entirety and replaced with a revised Exhibit I, Section 1, in the form attached hereto. The purpose of this revision of Exhibit I is to clarify the terms relating to both the payment and the allocation of Rent over the Lease Term.

General Provisions	This term sheet may be executed by facsimile in separate counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

This Term Sheet and the rights and obligations of the parties under this Term Sheet shall be governed by, and construed and interpreted in accordance with the law of the State of New York, without giving effect to conflicts of law principles.

Except as modified and amended by this Term Sheet, the remaining provisions of the Lease Agreement shall remain in full force and effect as originally entered into and are hereby ratified and confirmed.

This Term Sheet constitutes the entire agreement between the parties on the subject matter hereof and supercedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding the subject matter of this Term Sheet, including without limitation, a certain Term Sheet between the parties dated as of June 29, 2001. The Deferral and Security Agreement remains valid as far as Spacehab’s commitments concerning the collateral and the interest payment are concerned.

IN WITNESS WHEREOF, the parties have caused this Term Sheet to be signed by their duly authorized representatives under seal all as of the day and year first above written.

SPACEHAB, INCORPORATED		ASTRIUM NA, INC.

By:	/S/ SHELLEY A. HARRISON	By:	/S/ DR. STEFAN GRAUL
Name:	Shelley A. Harrison	Name:	Dr. Stefan Graul
Title:	Chairman and Chief Executive Officer	Title:	Director

		By:	/S/ DR. ECKART WOLFF
		Name:	Dr. Eckart Wolff
		Title:	Director

Revised EXHIBIT I to Lease Agreement between Astrium NA and Spacehab dated 28th February 2001

Exhibit I, Section 1

(a)	The Rent for the Initial Term of the Lease of Integrated Cargo Carrier System Assets as listed below is $9,600,000. The Rent shall be payable over five (5) periods (each a “Rental Period”) according to the schedule set forth below:

Rental Period	Rent Allocated to Rental Period
1st March 2001 – 31st May 2001	$0.00
1st June 2001 – 31st May 2002	$2,560,000.00
1st June 2002 – 31st May 2003	$2,560,000.00
1st June 2003 – 31st May 2004	$2,560,000.00
1st June 2004 – 28th February 2005	$1,920,000.00

The Rent which is allocated to each Rental Period according to the schedule above shall be paid on or before the date which is thirty days after the end of such Rental Period, in arrears. It is further understood that if the Lessee exercises its Option to renew this Lease, the rental periods for the Extended Term shall be equal annual periods, beginning on 1st March 2005, the Rent for the first such annual period of the Extended Term shall be $2,520,000, and the Rent for each subsequent annual period of the Extended Term shall escalate at a rate of 5% per year.

(b)	Annual Rent for the ICC is based on a maximum usage of two flights per year. In the event the ICC is used for more than two flights in any calendar year, additional rent shall be paid amounting to $400,000 per flight. Such additional rent shall be due and be paid at the same time as payment is due for the basic rent.

Exhibit I, Section 2

Integrated Cargo Carrier System Assets (H/W only) are consisting of the following items: